UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 29, 2022
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud,	Switzerland	None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark	California	94560
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Directors Not-Standing for Re-Election

On June 29, 2022, Logitech International S.A. (the “Company”) directors Riet Cadonau and Dr. Neil Hunt indicated that they will not stand for re-election to the board of directors (the “Board”) at the Company’s 2022 Annual General Meeting, when their current terms end. Mr. Cadonau is not standing for re-election for personal reasons. Dr. Hunt is not standing for re-election due to the Company’s 12-year limit on board service applicable to non-employee directors under its Organizational Regulations.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

/s/ Samantha Harnett

Samantha Harnett
General Counsel
June 29, 2022